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                                                                    EXHIBIT 23.2
                                                                    ------------

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Dataware Technologies, Inc. ("Dataware") on Form S-3 of our report dated May 8, 1998, except for the information contained in the third paragraph of Note 2 and the second paragraph of Note 12, as to which the date is December 15, 1998 (relating to the financial statements of Sovereign Hill Software, Inc. (the "Company") for the years ended December 31, 1997 and December 31, 1996), which expresses an unqualified opinion and includes an explanatory paragraph which indicates that there are matters that raise substantial doubt about the Company's ability to continue as a going concern, appearing in the Amendment No. 1 to Form 8-K of Dataware dated December 31, 1998.

We also consent to the reference to us under the heading "Experts" in such Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP
-------------------------
DELOITTE & TOUCHE LLP

Boston, Massachusetts

April 1, 1999